Exhibit 1.01

Enphase Energy, Inc.
Conflict Minerals Report
For the Year January 1, 2020 through December 31, 2020

1.    Introduction
This report for the year January 1, 2020 through December 31, 2020 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as tin, tantalum, tungsten, and gold (“3TG” or “Conflict Minerals”) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether they fund armed conflict.
If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, it must submit a completed Form SD that describes the Reasonable Country of Origin Inquiry (the “RCOI”).
If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must perform due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report (“CMR”) to the SEC that includes a description of those due diligence measures.
2.    Company Overview
This report has been prepared by management of Enphase Energy, Inc. (herein referred to as Enphase Energy, the Company, we, us, or our). The information includes the activities of all majority-owned subsidiaries.
Enphase Energy is a global energy technology company. We deliver smart, easy-to-use solutions that manage solar generation, storage and communication on one single platform. We revolutionized the solar industry with our microinverter technology and we produce a fully integrated solar-plus-storage solution. As of March 31, 2021, we have shipped more than 34 million microinverters, and approximately 1.5 million Enphase residential and commercial systems have been deployed in more than 130 countries.
3.    Products Overview
Enphase Energy designs, develops, manufactures, and sells home energy solutions that manage energy generation, energy storage, and control and communications on one intelligent platform. The Enphase Home Energy Solution brings an advanced, networked approach to solar generation plus energy storage by using our design expertise across power electronics, semiconductors, and cloud-based software technologies. Our integrated approach to energy management is designed to simplify installation and optimize a home’s energy usage.
Based upon the Company’s internal assessment, the microinverter products, certain related microinverter accessories, the Enphase gateway, and Enphase storage products contain Conflict Minerals that are necessary to the functionality or production of those products. Accordingly, for purposes of this assessment, only the Company’s microinverter products, certain related accessories, the gateway and storage products (collectively, the “Covered Products”) were considered.

4.    Reasonable Country of Origin Inquiry
Enphase Energy relies upon its suppliers to provide information on the origin of 3TG contained in components and materials supplied to it, including sources of 3TG that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide the 3TG sourcing information to us per our Conflict Minerals Policy and Supplier Code of Conduct.
We performed a comprehensive analysis of our product components and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our Conflict Minerals RCOI by identifying and reaching out to suppliers that provided components or engaged in manufacturing activities that are likely to
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contain 3TG during the Reporting Period. During the process of our review, we identified 142 suppliers who were within the scope of RCOI.
We, through our outside agent Flextronics International Ltd. who assisted us in our RCOI and due diligence efforts, conducted a survey of our active suppliers and sub-suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Conflict Free Sourcing Initiative (CFSI) Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website. The Template is widely adopted by many companies in their due diligence processes related to Conflict Minerals.
We continued to seek supply chain responses through March 25, 2021, and were able to determine the country of origin of most of the Conflict Minerals in our supply chain. We received valid Templates from 128 of the 142 suppliers surveyed. The responses were reviewed against criteria developed to determine which suppliers required further engagement.
Due to the breadth, complexity and constant evolution of Enphase Energy’s products and supply chain, it will take time for all remaining suppliers to verify the origin of all of the Conflict Minerals. In addition, the information provided by suppliers may be inaccurate, incomplete or subject to other irregularities. Moreover, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the CFSI’s Conflict-Free Smelter Program (“CFSP”), and continuing our outreach efforts, we hope to further develop transparency into our supply chain.
5.    Conflict Minerals Status Analysis and Conflict Status Conclusion
Enphase Energy has been unable to reasonably determine whether all of the 3TG used in our Covered Products either originated in the Covered Countries, came from recycled or scrap sources, or whether they were used directly or indirectly to finance or benefit armed groups in the Covered Countries.
6.    Due Diligence Process
6.1    Design of Due Diligence
Enphase Energy’s due diligence processes have been designed in conformity with, in all material respects, The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (OECD Guidance), consistent with our position as a downstream company. Our Conflict Minerals due diligence process includes: the development of a Conflict Minerals Policy, establishment of governance structures with cross-functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement on the supplier source and chain of custody, record-keeping and escalation procedures.
a.Management Systems - Conflict Minerals Policy
Enphase Energy’s Conflict Minerals Policy is as follows:
There has been increased awareness regarding the human rights violations in the mining of certain minerals from an area known as the “Conflict Region”: The Democratic Republic of the Congo (“DRC”) and the surrounding countries. Through the Dodd-Frank Act, publicly traded companies have been chartered to practice reasonable due diligence with their supply chain to determine if Conflict Minerals used in their products are being sourced from mines controlled by non-government or unlawful military groups within the Conflict Region. Enphase Energy is committed to taking all steps to comply with the legislation and is committed to sourcing components and materials from companies that share our values around human rights, ethics and environmental responsibility.
Tracing materials back to their mine of origin is a complex endeavor but an important aspect of responsible sourcing. Enphase Energy looks to industry guidelines to help establish its programs such as OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, the joint EICC-GeSI, which is taking action to address responsible sourcing through the development of the Conflict-Free Smelter program aiming to enable companies to source
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conflict-free minerals. Given the complexity of Enphase Energy’s and its suppliers’ respective supply chains, it will take time for many suppliers and sub-suppliers to verify the origin of conflict minerals. We intend to use our supply chain due diligence process to drive accountability within the supply chain to further our goal of conflict-free sourcing.
Enphase Energy continues to develop and implement a strategy to support the objectives to the U.S. regulations on the supply of Conflict Minerals, including:
•Developing and implementing policies and processes toward preventing the use of Conflict Minerals or derivative metals necessary to the functionality or production of our product(s) that finance or benefit armed groups in the Conflict Region.
•Not knowingly procuring specified minerals that originate from facilities in the Conflict Region that are not certified as conflict free.
•Expecting our suppliers to: (i) provide Enphase with Conflict Mineral content and country of origin information on the products it supplies to Enphase; (ii) cooperate with Enphase (or an independent third party auditor) in any review of its supply chain and procurement process, Conflict Mineral audits, and due diligence on its suppliers as required for Enphase’s annual SEC disclosure in compliance with the Dodd-Frank Act; and (iii) collaborate with Enphase in developing a chain of custody for these Conflict Minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in Enphase products.
•Expecting suppliers whose products contain conflict minerals to establish policies, due diligence frameworks, and management systems consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict – Affected and High Risk-Areas that are designed to accomplish this goal and requiring their suppliers to do the same.
Enphase Energy believes in establishing and maintaining long-term relationships with suppliers whenever possible. However, if we determine that any supplier is, or a reasonable risk exists that it may be, violating this Policy, then we will require the supplier to commit to devise and undertake suitable corrective action to move to a conflict free source. If suitable action is not taken, we will look for alternative sources for the product. Enphase’s efforts are not to ban procurement of minerals from the Conflict Region, but to assure procurement from responsible sources in the region. If we determine that any of the components of our products contain minerals from a mine or facility that is “non-conflict free,” we will work towards transitioning to products that are “conflict free.”
This policy is publicly available on our website at https://enphase.com/en-us/conflict-minerals-policy.
b. Internal Team
Enphase Energy has established a management system for complying with the applicable rules. Our management system is led by our Vice President of Supply Chain. They are supported by a team from relevant functions such as legal, purchasing, quality assurance, manufacturing and environmental health and safety. The Vice President of Supply Chain is responsible for implementing our Conflict Minerals compliance strategy.
c.Supply Chain Controls
As we do not have a direct relationship with 3TG smelters and refiners, we utilize industry-wide initiatives such as the EICC-GeSI and CFSI to disclose upstream actors in the supply chain.
Controls include our Code of Conduct, which outlines expected behaviors for all Enphase employees and which outlines expected behaviors for all Enphase Energy suppliers.
d.Supplier Engagement
Enphase Energy has engaged Flextronics International Ltd. to reach out to suppliers and sub-suppliers who have yet to participate in CFSP’s audit program or have been audited, but are not yet completely certified conflict free. We encourage these suppliers to participate in CFSP’s audit program and move towards a conflict free designation as soon as possible. We will endeavor to continually improve our supply chain due diligence by seeking from our material suppliers annual acknowledgments of our Code of Conduct and other corporate policies, and, to the extent practicable, incorporating Conflict Minerals language in supplier agreements, as they arise.
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e.Grievance Mechanism
Enphase Energy has established a Conflict Minerals Policy and a Supplier Code of Conduct in addition to multiple longstanding mechanisms whereby employees and suppliers can report violations of our policies.
f.Records Maintenance
Enphase Energy has established our due diligence compliance process and set forth a documentation and record maintenance mechanism to ensure the retention of relevant documentation in a secured electronic database.
6.2    Identification and Assessment of Risk in the Supply Chain
Because of the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify sources upstream from our direct suppliers. Accordingly, we stay abreast of several industry-wide initiatives as described above. Some of the largest suppliers are also SEC registrants and subject to the Rule. We compare the CFSP validated smelter list against those smelters identified by our suppliers and, as described in our Conflict Minerals Policy, we intend to engage any of our suppliers that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries to request that they establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.
6.3    Design and Implementation of a Strategy to Respond to Risks
As we move towards further developing our due diligence program, we intend to further enhance supplier communication, training and escalation processes to improve due diligence data accuracy and completion and continue to influence additional smelters to be designated as “conflict-free” through an independent third-party audit program such as the CFSP through our supply chain, where possible. To the extent we are able to determine in the future that we are sourcing from non-conflict free smelters, we plan to move toward using conflict free smelters within a reasonable time frame.
6.4    Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
Enphase Energy does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide 3TG to our supply chain. However, we do rely upon the industry initiatives (for example, the CFSI), as well as industry efforts to influence smelters and refiners to be certified through independent third-party audit programs, such as the CFSP.
7.    Due Diligence Results
7.1    Survey Response
Enphase Energy received 128 completed Templates from the 142 suppliers surveyed (a 90.14% completion rate). Of the 128 suppliers that provided complete responses to our survey, 123 indicated that they do not source Conflict Minerals or certified that they are conflict free as follows: a) 18 indicated that they do not source Conflict Minerals at all, b) 38 confirmed that the Conflict Minerals they sourced did not originate in the Covered Countries; and c) 67 reported that their Conflict Minerals were sourced solely from smelters and refiners that are certified conflict free. 12 suppliers reported that they are still in the process of completing due diligence. Of the 12, five suppliers reported that the origin of the smelters and refiners is unknown.

Supplier Response	2020	2019	2018	2017	2016
Supplier Template Completion Rate	90.14% (128 of 142)	82.24% (125 of 152)	90.51% (143 of 158)	98.46% (128 of 130)	93.75% (105 of 112)

Status of Suppliers	2020	2019	2018	2017	2016
Conflict Minerals Not Originating in Covered Countries or Certified Conflict Free	86.62% (123 of 128)	93.60% (117 of 125)	83.22% (119 of 143)	73.08% (95 of 130)	75.89% (85 of 112)
Still Completing Due Diligence/Origins Unknown	9.38% (12 of 128)	1.60% (2 of 125)	16.78% (24 of 143)	15.38% (20 of 130)	17.86% (20 of 112)
Invalid or No Information Provided	9.86% (14 of 142)	3.95% (6 of 152)	4.43% (7 of 143)	10.77% (14 of 130)	6.25% (7 of 112)
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103 of the 128 suppliers that responded to our survey provided responses on a company-wide or on a user defined basis that was not specifically applicable to components or types of components furnished to the Company. That is, they were unable to represent that 3TG from the smelters or refiners identified had actually been included in the components supplied to us or our direct suppliers. Of the 103, 77 suppliers reported on a company-wide basis, and 57 of those confirm that they are certified conflict free.
7.2    Efforts to Determine Country of Origin of Mine or 3TG
Tracing materials back to the mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring that our suppliers conform with standards that meets the OECD guidelines and report to us using the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or location of origin of the 3TG in our supply chain and responses to such inquiries represents the most reasonable known mine of origin information available. Through this industry joint effort, we have made reasonable efforts to make a reasonable determination of the mines or locations of origin of the 3TG in our supply chain.
7.3    Smelters or Refiners Identified
We were unable to ascertain the specific country of origin and/or chain of custody of all necessary Conflict Minerals processed by the facilities that contributed to our Covered Products because, for this Reporting Period, 14 suppliers (9.86% of total suppliers included in the RCOI scope) either did not complete the Template, provided invalid information, or indicated that they are still in the process of completing due diligence or that the origin of one or more of their smelters and refiners is unknown. From the data we were able to obtain from our suppliers, the countries of origin of the Conflict Minerals processed in facilities in our supply chain are believed to include:
ANDORRA, AUSTRALIA, AUSTRIA, BELGIUM, BOLIVIA, BRAZIL, CANADA, CHILE, CHINA, COLOMBIA, CZECHIA, ESTONIA, FRANCE, GERMANY, GHANA, INDIA, INDONESIA, ITALY, JAPAN, KAZAKHSTAN, REPUBLIC OF KOREA, KYRGYZSTAN, LITHUANIA, MALAYSIA, MEXICO, MYANMAR, NETHERLANDS, NEW ZEALAND, NORTH MACEDONIA, PERU, PHILIPPINES, POLAND, RUSSIAN FEDERATION, RWANDA, SAUDI ARABIA, SINGAPORE, SOUTH AFRICA, SPAIN, SUDAN, SWEDEN, SWITZERLAND, TAIWAN, THAILAND, TURKEY, UGANDA, UNITED ARAB EMIRATES, UNITED STATES OF AMERICA, UZBEKISTAN, VIETNAM, AND ZIMBABWE.
In total, 322 smelters and refiners were identified as potentially in our supply chain. Of those 322 smelters and refiners, 241 are currently certified conflict free, 17 are on the CFSP “Active List” and are currently in the process of becoming compliant, and 12 are in communication with CFSP (7 of 12) or are currently participating or have agreed to participate in the audit process (5 of 12). 8 of the smelters and refiners are identified as noncompliant, 5 did not provide any response, and 39require outreach and are not currently certified conflict free or their status is unknown. Enphase Energy found no reasonable basis for concluding that any of these Smelters or Refiners sourced Conflict Minerals that finance or benefit armed groups. Set forth in Annex 1 is the list of all known smelters and refiners identified as potentially being in our supply chain.

Status of All Identified Smelters and Refiners	2020	2019	2018	2017	2016
Certified Conflict Free	74.84% (241 of 322)	47.32% (194 of 409)	50.54% (233 of 461)	83.97% (461 of 549)	76.40% (246 of 322)
Currently Participating, In Communication, or Agreed to Participate in Audit Process	3.73% (12 of 322)	4.88% (20 of 409)	6.07% (28 of 461)	3.28% (18 of 549)	7.45% (24 of 322)
Outreach Required	12.11% (39 of 322)	9.76% (40 of 409)	8.89% (41 of 461)	12.75% (70 of 549)	16.15% (52 of 322)
Cautionary Note on Forward-Looking Statements
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Forward-looking statements in this CMR are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this CMR that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

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Annex 1

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Conformant	8853 S.p.A.	ITALY	CID002763
Gold	Non Conformant	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Conformant	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Outreach Required	African Gold Refinery	UGANDA	CID003185
Gold	Conformant	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Conformant	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Conformant	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Conformant	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Conformant	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Conformant	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Conformant	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Conformant	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Conformant	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Conformant	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Due Diligence Vetting Process	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Conformant	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Active	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Conformant	Aurubis AG	GERMANY	CID000113
Gold	Conformant	Bangalore Refinery	INDIA	CID002863
Gold	Conformant	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Conformant	Boliden AB	SWEDEN	CID000157
Gold	Conformant	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Active	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Communication Suspended - Not Interested	Caridad	MEXICO	CID000180
Gold	Conformant	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Conformant	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Outreach Required	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Conformant	Chimet S.p.A.	ITALY	CID000233
Gold	Conformant	Chugai Mining	JAPAN	CID000264
Gold	In Communication	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Outreach Required	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	In Communication	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	Conformant	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Conformant	Dowa	JAPAN	CID000401
Gold	Conformant	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	Conformant	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Conformant	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Conformant	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Conformant	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
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Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Conformant	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	RMI Due Diligence Review - Unable to Proceed	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Outreach Required	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	In Communication	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Conformant	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Outreach Required	Gold Coast Refinery	GHANA	CID003186
Gold	Conformant	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Outreach Required	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Outreach Required	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Outreach Required	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Outreach Required	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Conformant	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Conformant	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Active	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Outreach Required	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Outreach Required	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	Communication Suspended - Not Interested	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Conformant	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	In Communication	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Conformant	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Conformant	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Conformant	Italpreziosi	ITALY	CID002765
Gold	Outreach Required	JALAN & Company	INDIA	CID002893
Gold	Conformant	Japan Mint	JAPAN	CID000823
Gold	Conformant	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	RMI Due Diligence Review - Unable to Proceed	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Conformant	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	Conformant	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	RMI Due Diligence Review - Unable to Proceed	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	In Communication	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Conformant	Kazzinc	KAZAKHSTAN	CID000957
Gold	Conformant	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Conformant	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Conformant	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Conformant	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	In Communication	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Conformant	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Outreach Required	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	RMI Due Diligence Review - Unable to Proceed	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
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Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Outreach Required	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Outreach Required	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Conformant	L'Orfebre S.A.	ANDORRA	CID002762
Gold	Conformant	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Conformant	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Outreach Required	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Conformant	Marsam Metals	BRAZIL	CID002606
Gold	Conformant	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Conformant	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Conformant	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Conformant	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Conformant	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Conformant	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Conformant	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Conformant	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Conformant	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Conformant	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Conformant	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Non Conformant	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Communication Suspended - Not Interested	Morris and Watson	NEW ZEALAND	CID002282
Gold	Conformant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Conformant	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Conformant	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Non Conformant	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Conformant	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Conformant	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Conformant	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Conformant	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Conformant	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Conformant	PAMP S.A.	SWITZERLAND	CID001352
Gold	Outreach Required	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Outreach Required	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Conformant	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Conformant	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	Conformant	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	Conformant	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Outreach Required	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Conformant	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Outreach Required	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Conformant	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Conformant	Royal Canadian Mint	CANADA	CID001534
Gold	Conformant	SAAMP	FRANCE	CID002761
Gold	Outreach Required	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Enphase Energy, Inc. - 2020 Conflict Minerals Report - Annex | 3

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Conformant	Safimet S.p.A	ITALY	CID002973
Gold	Conformant	SAFINA A.S.	CZECHIA	CID002290
Gold	Outreach Required	Sai Refinery	INDIA	CID002853
Gold	Conformant	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Communication Suspended - Not Interested	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Conformant	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Conformant	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Outreach Required	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Outreach Required	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Conformant	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Outreach Required	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Conformant	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Conformant	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Outreach Required	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Conformant	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Conformant	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Outreach Required	Sovereign Metals	INDIA	CID003383
Gold	Outreach Required	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Outreach Required	Sudan Gold Refinery	SUDAN	CID002567
Gold	Conformant	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Conformant	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Conformant	T.C.A S.p.A	ITALY	CID002580
Gold	Conformant	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Conformant	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Conformant	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Outreach Required	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Non Conformant	Tony Goetz NV	BELGIUM	CID002587
Gold	Conformant	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Conformant	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Conformant	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Conformant	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Conformant	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Conformant	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Conformant	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Conformant	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Conformant	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Conformant	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Outreach Required	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Conformant	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Conformant	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Conformant	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Enphase Energy, Inc. - 2020 Conflict Minerals Report - Annex | 4

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification

Tantalum	Conformant	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Conformant	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	Conformant	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Conformant	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Conformant	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Conformant	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Conformant	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Conformant	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	Conformant	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	Conformant	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Conformant	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	Conformant	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Conformant	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Conformant	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Conformant	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Conformant	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Conformant	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Conformant	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Conformant	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	Conformant	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Conformant	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Conformant	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Conformant	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Conformant	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Conformant	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Conformant	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Conformant	PRG Dooel	NORTH MACEDONIA	CID002847
Tantalum	Conformant	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Conformant	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Conformant	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Conformant	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Conformant	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Conformant	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Conformant	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Conformant	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Conformant	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Conformant	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Outreach Required	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Conformant	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Conformant	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	Conformant	China Tin Group Co., Ltd.	CHINA	CID001070
Enphase Energy, Inc. - 2020 Conflict Minerals Report - Annex | 5

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Tin	Non Conformant	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Conformant	Dowa	JAPAN	CID000402
Tin	Non Conformant	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	Conformant	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Active	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Conformant	Fenix Metals	POLAND	CID000468
Tin	Outreach Required	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Conformant	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Conformant	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Conformant	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Conformant	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Conformant	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Conformant	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Conformant	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Conformant	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Conformant	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Conformant	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Conformant	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Conformant	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Conformant	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Conformant	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Conformant	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Conformant	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Conformant	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Conformant	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Conformant	Minsur	PERU	CID001182
Tin	Conformant	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Non Conformant	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Outreach Required	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	Conformant	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Conformant	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Conformant	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Outreach Required	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Non Conformant	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	Conformant	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	Conformant	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	Conformant	PT Bangka Serumpun	INDONESIA	CID003205
Tin	Conformant	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	Outreach Required	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	Conformant	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	Conformant	PT Timah Tbk Kundur	INDONESIA	CID001477
Enphase Energy, Inc. - 2020 Conflict Minerals Report - Annex | 6

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Tin	Conformant	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Conformant	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Conformant	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Active	CV Ayi Jaya	INDONESIA	CID002570
Tin	Active	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	Conformant	CV Tiga Sekawan	INDONESIA	CID002593
Tin	Active	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Conformant	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Conformant	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	Conformant	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	Active	PT Bukit Timah	INDONESIA	CID001428
Tin	Active	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	Conformant	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	Conformant	PT Prima Timah Utama	INDONESIA	CID001458
Tin	Conformant	PT Rajawali Rimba Perkasa	INDONESIA	CID003381

Tin	Conformant	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	Active	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Outreach Required	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tin	Active	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	Conformant	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Active	Super Ligas	BRAZIL	CID002756
Tin	Conformant	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834
Tin	Conformant	Thaisarco	THAILAND	CID001898
Tin	Conformant	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Outreach Required	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin	Conformant	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Conformant	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Conformant	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Conformant	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	Conformant	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Conformant	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Active	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Conformant	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Conformant	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Active	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Conformant	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Outreach Required	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Active	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Conformant	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Conformant	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Conformant	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Conformant	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Enphase Energy, Inc. - 2020 Conflict Minerals Report - Annex | 7

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Tungsten	Conformant	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	In Communication	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Conformant	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Conformant	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Conformant	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Conformant	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Conformant	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Conformant	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Conformant	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Conformant	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Conformant	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Conformant	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Conformant	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Conformant	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Communication Suspended - Not Interested	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Conformant	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Conformant	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Conformant	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Active	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Conformant	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Conformant	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Conformant	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Conformant	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Conformant	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Conformant	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543
Tungsten	Conformant	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Conformant	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Active	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Conformant	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Conformant	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Tungsten	Conformant	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Conformant	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Conformant	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Conformant	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Conformant	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Conformant	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Enphase Energy, Inc. - 2020 Conflict Minerals Report - Annex | 8